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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    December 3, 1998
                                                  -----------------------

                      Casinovations Incorporated
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          (Exact name of Registrant as specified in charter)

                              Washington
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            (State or other jurisdiction of incorporation)

          333-31373                               91-1696010
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  (Commission File Number)            (IRS Employee Identification No.)

5240 South Eastern Avenue, First Floor, Las Vegas, Nevada        89119
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code     (702) 733-7195
                                                   ----------------------

                            Not Applicable
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    (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

REGULATORY APPROVAL OF THE RANDOM EJECTION SHUFFLER

       On December 3, 1993, Casinovations Incorporated, a Washington corporation (the "Company"), received final approval of the Random Ejection Shuffler from the Nevada State Gaming Control Board (the "Nevada Board"). The Nevada Board determined that the Random Ejection Shuffler to be suitable for installation in hotel-casinos. The final approval granted by the Nevada Board is specifically conditioned upon (1) the submission to the Nevada Board of a written report of its compliance with that certain transaction entered into with Steven and Cheryl Forte in which the Company purchased, among other things, 848,682 shares of the Company's common stock from Steven and Cheryl Forte (the "Forte Transaction"); (2) the submission to the Nevada Board of a written report of its communications and business dealings with Steven and Cheryl Forte; (3) in the event the Company will not be able to comply with the terms of the Forte Transaction, written notice of the same to the Nevada Board; and (4) the submission to the Nevada Board of all filings made to the Securities and Exchange Commission.

       Upon receipt of final approval of the Random Ejection Shuffler from the Nevada Board, the Company dated that certain promissory note in the principal amount of $2,351,705 issued in conjunction with the Forte Transaction. For additional information concerning the Forte Transaction, reference is made to the Company's Registration Statement on Form SB-2/A as last filed with the Securities and Exchange Commission on October 16, 1998.

ACCELERATION OF RETIREMENT AND DISCOUNT OF INDEBTEDNESS TO STEVEN
AND  CHERYL  FORTE AND PURCHASE OF SHARES AND OTHER  ASSETS  FROM
RANDY SINES

       On December 2, 1998, the Company received an offer (the "Offer") to: (1) purchase (a) 885,560 shares of the Company's common stock held by Randy Sines (the "Sines Shares"), (b) any and all warrants to purchase shares of the Company's common stock held by Randy Sines; (c) options granted by the Company to purchase 20,000 shares of the Company's common stock, (d) options granted by Richard Huson to purchase 175,000 shares of the Company's common stock, (e) royalties from the sale of the Random Ejection Shuffler, Fantasy 21 table game and Safety Peek Playing Card, (f) promissory note executed by the Company in favor of Randy Sines in the principal amount of $150,000 (collectively, the "Sines Assets" and the purchase of the Sines Assets, the "Sines Transaction"); and (2) retire that certain promissory note in the principal amount of $2,351,705 issued in conjunction with the Forte Transaction (the "Forte Retirement"). The proposed consideration for the aforementioned is $2,500,000, $1,250,000 for Randy and Irene Sines and $1,250,000 for Steven and Cheryl Forte. The Offer was presented to the Company as a joint offer to be accepted by the Company by December 4, 1998 and to be funded by December 15, 1998.

       On December 4, 1998, the Company provided Randy Sines and Steven and Cheryl Forte with notice of the Company's willingness to accept the terms of the Forte Retirement. The Company did not have the financial resources to fund the Sines Transaction. However, three of

                                2
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the  Company's directors, Richard Huson, Bob Smith and Ron  Keil, and  a  non-director, James Crabbe, offered to perform the  Sines
Transaction and accepted the terms of the Sines Transaction.

       On December 17, 1998, the Company and Messrs. Huson, Smith, Keil and Crabbe and Randy and Irene Sines executed that certain Purchase and Sale Agreement whereby Randy and Irene Sines received $1,250,000 in exchange for (1) the transfer and sale of the Sines Shares to Messrs. Huson, Smith, Keil and Crabbe, and
(2) the transfer and assignment of the balance of the Sines Assets to the Company. As a result, the Sines Assets were transferred to and for the benefit of the Company.

       Although the Sines Transaction closed on December 17, 1998 rather than December 15, 1998, Steven and Cheryl Forte agreed to honor the terms of the Forte Retirement. The Forte Retirement involves three payments, $500,000 on December 7, 1998, $500,000 on December 28, 1998 and $250,000 on January 15, 1999. The Company has already made the first payment on December 7, 1998 and intends to make the two upcoming payments on December 28, 1998 and January 15, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Business Acquired.

               Not Applicable.

          (b)  Pro Forma Financial Information.

               Not Applicable.

          (c)  Exhibits.

               10.1 Assignment Agreement dated December 16, 1998 by and between Casinovations Incorporated and Randy D. and Irene C. Sines.

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                            SIGNATURE

       Pursuant to the requirements  of the  Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CASINOVATIONS INCORPORATED
                                       (Registrant)


Date:  December 23, 1998         By:  /s/ Jay L. King
                                     ----------------------------
                                      Jay L. King
                                      Chief Financial Officer

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                          EXHIBIT INDEX


Exhibit                                                    Page
NUMBER                     DESCRIPTION                     NUMBER
-------                    -----------                     ------

10.1      Assignment Agreement dated December 16, 1998       6
          by and between Casinovations Incorporated and Randy D. and Irene C. Sines.

                                5